CUSIP No. 70932M107

EXHIBIT B

TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS

All of the below transactions in the Common Stock were traded in the ordinary course over the New York Stock Exchange, and the purchaser was MFN Partners, LP.

Transaction Date	Transaction Type	Amount of Securities	Price Per Share
5/10/2021	Purchase	150,000	$57.88	(1)
5/11/2021	Purchase	148,655	$57.99	(2)
5/12/2021	Purchase	208,973	$57.09	(3)
5/13/2021	Purchase	160,351	$58.82	(4)
5/14/2021	Purchase	82,798	$59.94
5/17/2021	Purchase	100,000	$60.86
5/18/2021	Purchase	99,223	$60.90	(5)
5/19/2021	Purchase	21,737	$60.77
5/20/2021	Purchase	79,554	$61.30	(6)
5/21/2021	Purchase	24,032	$61.98
5/24/2021	Purchase	100,000	$63.10
5/25/2021	Purchase	38,193	$61.22
5/25/2021	Purchase	49,677	$62.22	(7)
5/26/2021	Purchase	12,842	$61.49
6/01/2021	Purchase	46,990	$62.67	(8)
6/04/2021	Purchase	88,232	$59.93
6/07/2021	Purchase	50,000	$61.90
6/08/2021	Purchase	38,743	$61.85
6/11/2021	Purchase	77,396	$61.95
6/14/2021	Purchase	115,428	$61.85	(9)
6/15/2021	Purchase	168,915	$61.93	(10)
6/16/2021	Purchase	25,000	$62.12
6/17/2021	Purchase	50,200	$61.72
6/18/2021	Purchase	52,619	$62.32	(11)
6/21/2021	Purchase	6,963	$62.66
6/22/2021	Purchase	26,528	$62.73	(12)

(1)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $57.50 to $57.95. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(2)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $57.98 to $58.00. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(3)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $56.84 to $57.45. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(4)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $58.77 to $58.86. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(5)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $60.78 to $60.95. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

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CUSIP No. 70932M107

(6)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $60.93 to $61.43. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(7)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $62.00 to $62.45. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(8)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $62.66 to $63.06. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(9)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $61.75 to $61.99. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(10)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $61.72 to $62.11. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(11)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $62.31 to $62.51. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(12)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $62.47 to $62.74. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

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